Exhibit 99.1

AMERICAN REALTY CAPITAL NEW YORK CITY REIT 3 rd Quarter 2018 Investor Presentation

2 Q3 2018 Highlights ▪ Entered into one new lease with Classroom, Inc. at 123 William Street totaling 7,090 square feet − Had the lease commenced during the quarter, it would have increased occupancy at 123 Williams Street as of September 30, 2018 from 94.7% to 96.0% ▪ Entered into two new leases at 9 Times Square; one with LW Hospitality Advisors for a total of 5,650 square feet, and one with Knotel for a total of 8,780 square feet − Had the new leases commenced during the quarter, they would have increased occupancy at 9 Times Square as of September 30, 2018 from 74.6% to 80.6% ▪ Executed a lease extension through 2028 at 123 William Street with Fundera for 9,584 square feet and with Field Street Capital at 1140 Avenue of the Americas for 12,940 square feet through January 2025. Occupancy at 1140 Avenue of the Americas was 91.3% at the end of the quarter. New York City REIT continued its strong leasing momentum bringing portfolio occupancy above 90% at the end of the quarter and executing three new leases and two lease renewals

3 Key Initiatives (1) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 9/30/2018. ▪ NYCR’s management team is continuing to focus on its investment objectives to: x Strategically market vacancy to increase occupancy levels x Maintain the portfolio’s overall quality and an efficient capital structure x Position the Company for a liquidity event or sale ▪ Improved occupancy at 9 Times Square, 1140 Avenue of the Americas and 123 William Street in 2018 ▪ Pursue selective acquisitions in New York City at what we believe are attractive cap rates ▪ On October 17, 2018, the Company closed on a medical office building with an aggregate base purchase price of $15.9 million, excluding acquisition and related costs ▪ Net leverage remains low at 30% (1) providing room for additional leverage and potential portfolio growth NYCR Continues to Execute its Investment Strategy

4 NYCR continues to be bullish on the long - term fundamentals in the New York City real estate market, particularly in the Manhattan office market New York City Market Trends (1) Source: Bureau of Labor Statistics. (2) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q3 2018 (3) Source: New York City Department of City Planning Manhattan Overall Net Absorption/Asking Rents (2) NYC population is forecasted to reach 8.8mm people in 2030 Overall Vacancy Rate - Manhattan Office (2) 7.07 7.32 8.01 8.24 8.55 8.82 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 9.00 9.50 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical high NYC Population at Record High (3) 3,684 3,761 3,812 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,487 0 1,000 2,000 3,000 4,000 5,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 NYC Employment Trends (1) Jobs in 000's

Portfolio Overview (as of September 30, 2018)

NYCR's portfolio of $756 million of real estate investments at cost is concentrated in six mixed-use office and retail condominium buildings located in New York City

- Six properties consisting of 1,085,084 square feet[1]
- Portfolio occupancy of 90.3%[1]
- Weighted average remaining lease term of 6.2 years[2]

Real Estate Investment Summary
($ amounts in thousands)

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy (as of 9/30/18)	Remaining Lease Term (Years)[2]	Debt[3]
Unencumbered Assets						
421 W 54th Street – Hit Factory	Jun. 2014	1	12,327	0%	0	
9 Times Square	Nov. 2014	1	167,390	74.6%	6.4	
Unencumbered Sub-total		*2*	*179,717*	*69.5%*	*6.4*	
Encumbered Assets						
400 E 67th Street – Laurel Condominium	Sept. 2014	1	58,750	100%	7.6	$44,610
200 Riverside Boulevard – ICON Garage	Sept. 2014	1	61,475	100%	19.0	$5,390
123 William Street	Mar. 2015	1	542,676	94.7%	7.4	$140,000
1140 Avenue of the Americas	Jun. 2016	1	242,466	91.3%	4.1	$99,000
Encumbered Sub-total		*4*	*905,367*	*94.5%*	*6.2*	*$289,000*
Portfolio Totals		6	**1,085,084**	**90.3%**	**6.2**	**$289,000**



[1] Square feet and occupancy data as of 9/30/2018.
[2] Remaining lease term in years as of September 30, 2018, calculated on a weighted-average basis, as applicable..
[3] Mortgage notes payable, gross as of 9/30/2018.

5

6 Balance Sheet Summary $ amounts in 000’s (1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash as of 9/30/2018 in the a mount of $5.7M. (2) Based on total mortgage notes payable, gross less cash and cash equivalents divided by total real estate investments at cost as of 9/30/2018. NYCR maintains a conservative balance sheet as net leverage stands at 30% (2) Consolidated Balance Sheets Q3 2018 Q2 2018 Total Real Estate Investments (at Cost) $755,520 $753,677 Cash 64,061 70,508 Other Assets (1) (47,503) (44,051) Total Assets $772,078 $780,134 Mortgage Note Payable, net of deferred financing costs $281,757 $281,542 Other Liabilities 41,451 38,228 Total Liabilities 323,208 319,770 Total Stockholders' Equity 448,870 460,364 Total Liabilities & Equity $772,078 $780,134 Property Outstanding Loan Amount as of 9/30/2018 Fixed / Floating Effective Interest Rate Maturity 123 William Street $140,000 Fixed 4.73% March 2027 1140 Avenue of the Americas 99,000 Fixed 4.17% July 2026 Laurel Condo / ICON Garage 50,000 Fixed 4.58% May 2028 Less: deferred financing costs, net (7,243) Total / Wtd. Average $281,757 4.51%

7 Management Team Katie Kurtz Chief Financial Officer and Treasurer ▪ Previously served as chief accounting officer at Carlyle GMS Finance, Inc., The Carlyle Group’s business development company, Director of Finance and Controller for New Mountain Finance Corporation, and Controller at Solar Capital Ltd ▪ Ms. Kurtz began her career at PricewaterhouseCoopers, LLP ▪ Ms. Kurtz is a certified public accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust (AFRT) ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (REISA) Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for NYRT, a nearly 2.0 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

8 Supplemental Information On August 23 , 2018 , the Company’s board of directors unanimously reactivated the SRP for a period commencing August 25 , 2018 and ending on September 24 , 2018 (the “ 2018 Reactivation Period”) . Prior to the end of the third quarter of 2018 , the Company’s board of directors approved repurchase requests made during the 2018 Reactivation period as well as requests made in the period from January 1 , 2018 until the suspension of the SRP on February 6 , 2018 and the period commencing with the reactivation of the SRP on April 26 , 2018 until the suspension of the SRP on June 15 , 2018 (the “ 2018 Active Period”) . The board of directors also approved a related amendment to the SRP, effective August 25 , 2018 , and a subsequent suspension of the SRP commencing immediately following the 2018 Reactivation Period which will remain in effect until the Company announces that it will resume paying regular cash distributions to its stockholders . On October 9 , 2018 , the Company repurchased 145 , 627 shares of common stock for approximately $ 3 . 0 million, at a weighted - average price per share of $ 20 . 26 pursuant to the Share Repurchase Program . On October 17 , 2018 , the Company closed on an acquisition of a medical office building with an aggregate base purchase price of $ 15 . 9 million, excluding acquisition related costs . The acquisition was funded by proceeds from issuance of mortgage debt in the amount of $ 10 . 0 million with the remainder funded with cash on hand . On October 23 , 2018 , our board of directors approved an estimated net asset value per share of its common stock (“Estimated Per - Share NAV”) equal to $ 20 . 26 as of June 30 , 2018 (the “ 2018 Estimated Per - Share NAV”), which was published on October 25 , 2018 . This was the second annual update of Estimated Per - Share NAV we have published . We intend to publish subsequent valuations of Estimated Per - Share NAV at least once annually at the discretion of our board of directors . On November 16 , 2018 , the Company entered into the Second Amended and Restated Advisory Agreement with its external advisor, New York City Advisors, LLC, to reflect amendments to the Amended and Restated Advisory Agreement with the Advisor and a related amendment to the Company’s Property Management and Leasing Agreement with New York City Properties, LLC, an affiliate of the Advisor . The Advisory Agreement and the PMA Amendment were approved by a special committee of the Company’s board of directors . Note: Refer to ARC NYCR’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2018 filed on November 14, 2018 for a full description. Additionally, see 8 - K filed on November 19, 2018 for additional detail regarding the amended advisory and property management agreements.

9 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in American Realty Capital New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 19 , 2018 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

10 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2018 . • We have a limited operating history which makes our future performance difficult to predict ; • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives ; • We may be deemed to be an investment company under the Investment Company Act of 1940 , as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act ; and • As of September 30 , 2018 , we owned only six properties and therefore have limited diversification .

11 NewYorkCityREIT.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com